EXHIBIT 99.1

Boralex Enters into Definitive Agreement to be Acquired by Brookfield, alongside La Caisse, Supporting its Next Phase of Growth as a Standalone Private Company

All amounts are in Canadian dollars unless otherwise stated

  This Transaction provides Boralex with powerful levers to accelerate the execution of its 2030 Strategic Plan and strengthens its ability to create long-term value for all its stakeholders.
  Boralex shareholders to receive $37.25 in cash per Common Share, representing a 31.8% premium over the March 20, 2026 closing price on the TSX and a 36.4% premium over the 30-day volume-weighted average price for the period ending March 20, 2026, the last full day of trading prior to the first media report of a strategic review of alternatives.
  The Transaction implies a total enterprise value of $9.0 billion ($9.7 billion on a Combined1 basis)2, including project and corporate-level indebtedness. This represents a 13 times 2026E consensus EBITDA on the Combined1 total enterprise value.
  La Caisse, Boralex's largest shareholder with approximately 15% of the outstanding Common Shares, has agreed to vote in favour of the Transaction and to make a post-closing investment in Boralex, resulting in a pro forma interest of 30%.
  Brookfield and La Caisse will strengthen Boralex’s leadership in its core markets by accelerating development, expanding its capabilities, and establishing a disciplined capital recycling program.
  In connection with the Transaction, Boralex will maintain its headquarters in Québec and will continue to play an important role as a major employer and contributor to Québec's growing economy and energy demand.
  The Transaction, which has been unanimously approved by Boralex's Board of Directors, provides immediate liquidity and certainty of value to shareholders, while positioning the Corporation for its next phase of growth as a private company and creating value for Boralex stakeholders, including shareholders, employees, customers, First Nations, communities and suppliers.
  The Transaction is expected to close by Q4 2026, subject to the receipt of the required approvals from Boralex’s shareholders and certain regulatory approvals, as well as the satisfaction of other customary closing conditions.

MONTRÉAL, March 25, 2026 (GLOBE NEWSWIRE) -- Boralex Inc. (TSX: BLX), Brookfield and La Caisse announced today that they have entered into a definitive arrangement agreement (the "Arrangement Agreement"), whereby Brookfield and La Caisse (together, the “Purchaser”) will acquire all of Boralex Inc.’s (“Boralex” or the “Corporation”) issued and outstanding Class A common shares of Boralex (the "Common Shares") for a price (the "Consideration") of $37.25 in cash per Common Share (the "Transaction").

The Transaction follows an extensive review undertaken by a special committee comprised entirely of independent directors (the "Special Committee") of Boralex's board of directors (the "Board of Directors"), to maximize shareholder value, finance Boralex's strong pipeline and position the Corporation for its next phase of growth. The Transaction provides Boralex with the support of long-term investors aligned with its business model and growth ambitions, building on its 35-year experience to further contribute to the economic growth, energy security, and decarbonization of its core markets in Canada, the United States, France and the United Kingdom.

Boralex will operate independently following close of the Transaction. Similar to the benefits realized across Brookfield’s other platforms, the investment from Brookfield and La Caisse will help advance the Corporation’s mission of delivering affordable, renewable energy and enable it to meet growing demand driven by electrification, reindustrialization, and digitalization.

André Courville, Chairman of the Board of Directors of Boralex: "Following a rigorous and highly competitive process, the Boralex teams were able to secure aligned strategic partners, ensuring the Corporation can fully seize the opportunities ahead and create lasting value for all stakeholders. My sincere thanks to Brookfield, La Caisse, my fellow board members, Boralex management and employees, and the financial and legal advisors whose hard work over the past months made this milestone possible."

Patrick Decostre, President and Chief Executive Officer of Boralex: "This transaction brings in the right long-term partners for Boralex as we enter an accelerated growth phase requiring significant capital deployment and financial flexibility. On top of its financial capacity, Brookfield alongside La Caisse, brings complementary expertise to Boralex's skill set and will enable us to benefit from significant economies of scale and opportunities, particularly in procurement, energy commercialization to large corporations and sharing of best practices within their different platforms. With their support, we are better positioned than ever to respond to fast growing demand in our markets while maintaining our strong relationships with our partners and the communities in which we operate.”

Jehangir Vevaina, Global Chief Investment Officer, Energy at Brookfield: “We are excited to partner with La Caisse to accelerate the delivery of Boralex’s development pipeline in its next phase of growth. Combining Brookfield’s customer and supply chain partnerships, long-term capital, and deep operational know-how in renewables, with the strong foundation built by Boralex will help grow our presence in Canada and other attractive energy markets. We look forward to working with Boralex’s leadership team and building on Boralex’s strong relationships with its local communities, partners and stakeholders in support of its continued growth.”

Kim Thomassin, Executive Vice-President and Head of Québec at La Caisse: “We have supported Boralex since 2017 as a shareholder and lender. This transaction reflects our strong confidence in this renewable energy leader that is deeply rooted in Québec and well positioned to pursue growth across North America and internationally. We look forward to partnering with Brookfield on Boralex’s next chapter—an opportunity that aligns with our commitment to the energy transition and our determination to help build Québec-based champions that create lasting value at home and abroad.”

Transaction Highlights for Boralex

  Attractive premium for shareholders
  The Consideration of $37.25 per Common Share represents a 31.8% premium over the March 20, 2026 closing price on the TSX and a 36.4% premium over the 30-day volume-weighted average price for the period ending on March 20, 2026, the last full day of trading prior to the first media report of a strategic review of alternatives.
  Certainty of value and immediate liquidity
  The shareholders of Boralex will receive their Consideration entirely in cash, which provides certainty of value and immediate liquidity, and removes the risks and volatility associated with owning securities of the Corporation as an independent, publicly-traded company.
  Deal certainty
  The Purchaser's obligation to complete the Transaction is subject to a limited number of conditions that the Special Committee and the Board of Directors believe, with the advice of their financial advisors and outside legal counsel, are reasonable in the circumstances.
  Unanimous Board of Directors recommendation
  The Board of Directors, after receiving the unanimous recommendation of the Special Committee, as well as advice from its financial advisors and outside legal counsel, is unanimously recommending that shareholders vote in favour of the Transaction.
  Strong partners to help deliver growth
  Brookfield and La Caisse are strategically aligned with Boralex's vision and will provide operational, strategic and financial support to accelerate Boralex's growth path.
  The Transaction has the support of Boralex’s largest shareholder
  La Caisse, Boralex's current largest shareholder with approximately 15% of the outstanding Common Shares, has agreed to invest in the resulting private company, resulting in a pro forma ownership of 30%. La Caisse has also entered into a voting and support agreement with Brookfield, pursuant to which it has agreed to vote all of its Common Shares in favour of the Transaction.

Transaction rationale for Brookfield and La Caisse

Brookfield, together with its institutional partners including Brookfield Renewable Partners will participate in the Transaction through its flagship infrastructure strategy. Under the terms of the agreement, La Caisse will increase its ownership to 30% from 15% with Brookfield acquiring the remaining 70%, for $37.25 per common share in cash, representing a 36.4% premium to the 30-day volume weighted average trading price for the period ending March 20, 2026. The Transaction implies a total equity value of approximately $3.8 billion and a total enterprise value of approximately $9.0 billion ($9.7 billion on a Combined1 basis)2.

The Transaction is underpinned by a high-quality asset base and compelling value creation opportunities that Brookfield and La Caisse are uniquely positioned to deliver on. Boralex has ~3,800 megawatts of wind, solar, hydro and battery energy storage assets, with over 90% of them contracted for an average term of 10 years, diversified across Canada, France, the U.S., and the U.K. In addition, the Corporation is advancing a portfolio of projects under construction or ready to build totaling ~300 MW, along with ~750 MW of secured projects. With backing from Brookfield and La Caisse, Boralex will be able to accelerate the development of its project pipeline including ~1,600 megawatts of advanced-stage development projects, and an additional ~5,600 megawatts of mid- and early-stage pipeline located in strategic markets.

  High-quality asset portfolio: Brookfield and La Caisse’s investment is supported by Boralex’s robust, technologically and geographically diverse operating portfolio, backed by long-term contracts that secure stable, predictable revenues and its substantial pipeline of advanced projects.
  Accelerating growth: Backed by Brookfield and La Caisse, and leveraging Brookfield’s global platform and capabilities, including procurement, energy marketing, and strategic relationships, Boralex is poised to accelerate project development across its core markets.
  Broadening capabilities and strengthening leadership in core markets: Together, Brookfield and La Caisse are well positioned to enhance Boralex’s leading position by expanding its capabilities across technologies and delivering differentiated energy solutions to customers in an increasingly dynamic energy market.
  Enhancing value across the platform: Driving efficiencies through sharing of best practices across Brookfield’s global businesses, transitioning select assets to self-perform model for maintenance and operations, and optimizing the capital structure leveraging our access to scale capital and long-term investment approach.
  Establishing a disciplined asset recycling program: Drawing on Brookfield’s experience to scale asset recycling alongside development, supporting a growth model of recycling capital into higher-return opportunities.

Fairness Opinions, Formal Valuation and Recommendation of the Boralex Board of Directors

The Arrangement Agreement is the result of a comprehensive strategic review process undertaken with the supervision and involvement of the Special Committee, advised by independent legal and financial advisors.

In connection with the review and consideration of the Transaction, the Corporation retained National Bank Capital Markets ("NBCM") and RBC Capital Markets ("RBC") as its financial advisors. The Special Committee retained Desjardins Capital Markets ("Desjardins") as its independent financial advisor and independent valuator. In arriving at its unanimous recommendation in favour of the Transaction, the Special Committee considered several factors, which will be outlined in public filings to be made by the Corporation. Such factors include a formal valuation report prepared by Desjardins in accordance with Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61-101"), to the effect that, based upon and subject to the assumptions, limitations and qualifications set forth therein and to be contained in Desjardins' written formal valuation, the fair market value of the Common Shares is between $33 and $38 per Common Share (the "Formal Valuation"). Furthermore, each of NBCM, RBC and Desjardins has provided the Special Committee and the Board of Directors with opinions that, as at March 25, 2026, subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by Boralex's shareholders (other than La Caisse) pursuant to the Transaction is fair, from a financial point of view, to such shareholders (the "Fairness Opinions").

The Board of Directors has evaluated the Arrangement Agreement with Boralex's management and legal and financial advisors, and following the receipt and review of the unanimous recommendation of the Special Committee, the Formal Valuation and the Fairness Opinions, the Board of Directors has unanimously determined that the Transaction is in the best interests of Boralex and is fair to its shareholders (other than La Caisse), and unanimously recommends that shareholders approve the Transaction at the special meeting of shareholders to be called to approve the Transaction (the "Meeting"). The Corporation intends to postpone its upcoming annual meeting of shareholders and combine such meeting with the Meeting.

Additional Transaction Details

The Transaction will be implemented by way of a statutory plan of arrangement under the Canada Business Corporations Act and is subject to the following approvals: (i) the approval of at least two-thirds of the votes cast by the holders of Common Shares present or represented by proxy at the Meeting; and (ii) the approval of a simple majority of the votes cast by holders of Common Shares present or represented by proxy at the Meeting (excluding the Common Shares held by La Caisse and any other Common Shares required to be excluded pursuant to MI 61-101). The Transaction is also subject to court approval and customary closing conditions, including receipt of key regulatory approvals, is not subject to any financing conditions, and, assuming the timely receipt of all required key regulatory approvals, is expected to close by Q4 2026.

The Arrangement Agreement contains non-solicitation covenants on the part of Boralex, subject to the customary "fiduciary out" provisions. A termination fee of $115 million would be payable by Boralex to the Purchaser in certain circumstances, including in the context of a superior proposal supported by Boralex. Boralex would also be entitled to a reverse termination fee of $172 million in certain circumstances.

In connection with the Transaction, La Caisse, Boralex’s largest shareholder with approximately 15% of the outstanding Common Shares, and each director and member of senior management of the Corporation has entered into a customary voting and support agreement pursuant to which they have agreed to vote all of their Common Shares in favour of the Transaction, subject to customary exceptions. Consequently, holders of approximately 15.4% of the Common Shares have agreed to vote their outstanding Common Shares in favour of the Transaction.

Upon completion of the Transaction, it is expected that the Common Shares will be delisted from the TSX, and, following closing, that Boralex will cease to be a reporting issuer under applicable Canadian securities laws.

Additional information regarding the terms and conditions of the Transaction, the rationale for the recommendations made by the Board of Directors and the Special Committee, copies of the Fairness Opinions and the Formal Valuation, the applicable voting requirements for the Transaction, and how shareholders can participate in and vote at the Meeting, will be included in the management information circular (the "Circular") to be mailed to Boralex's securityholders in connection with the Meeting. Copies of the Arrangement Agreement, the support and voting agreements, the Circular and proxy materials in respect of the Meeting will be available under the Corporation's profile on SEDAR+ at www.sedarplus.ca.

Advisors

National Bank Capital Markets and RBC Capital Markets are acting as financial advisors to Boralex. Stikeman Elliott LLP is acting as legal counsel to Boralex and the Special Committee. Desjardins Capital Markets is acting as independent financial advisor and independent valuator to the Special Committee. BMO Capital Markets is acting as financial advisor to Brookfield and McCarthy Tétrault LLP is acting as its legal counsel. CIBC Capital Markets is acting as financial advisor to La Caisse and Davies Ward Phillips & Vineberg LLP is acting as its legal counsel.

Early Warning Disclosure

Further to the requirements of Regulation 62-104 respecting Take-Over Bids and Issuer Bids and Regulation 62-103 respecting the Early Warning System and Related Take-Over Bid and Insider Reporting Issues, La Caisse will file an early warning report in connection with its participation in the Transaction, in accordance with applicable securities laws. A copy of the early warning report will be filed with the applicable securities commissions and will be made available on the Corporation's profile on SEDAR+ at www.sedarplus.ca. Further information and a copy of the early warning report of La Caisse may be obtained by contacting Jean-Benoit Houde (+1 514 847-5493/ medias@lacaisse.com).

About Boralex

At Boralex, we have been providing affordable renewable energy accessible to everyone for over 35 years. As a leader in the Canadian market and France's largest independent producer of onshore wind power, we also have facilities in the United States and in the United Kingdom. Over the past five years, our installed capacity has increased by more than 50%, reaching 3,783 MW as at December 31, 2025. We are developing a portfolio of projects in development and construction of 8.2 GW in wind, solar and BESS projects, guided by our values and our corporate social responsibility (CSR) approach. Recognized as Best Corporate Citizen in Canada by Corporate Knights, Boralex is actively participating in the fight against global warming. Thanks to our fearlessness, our discipline, our expertise and our diversity, we continue to be an industry leader. Boralex's shares are listed on the Toronto Stock Exchange under the ticker symbol BLX.

For more information, visit boralex.com or sedarplus.ca.

About Brookfield

Brookfield Asset Management Ltd. (TSX: BAM, NYSE: BAM) is a leading global alternative asset manager, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles. For more information, please visit our website at www.bam.brookfield.com.

Brookfield operates Brookfield Renewable Partners (TSX: BEP.UN, BEPC; NYSE: BEP, BEPC), one of the world’s largest publicly traded platforms for renewable power and sustainable solutions. Our renewable power portfolio consists of hydroelectric, wind, utility-scale solar, distributed solar, and storage facilities and our sustainable solutions assets include our investment in a leading global nuclear services business and investments in carbon capture and storage capacity, agricultural renewable natural gas, materials recycling and eFuels manufacturing capacity, among others.

About La Caisse

At La Caisse, formerly CDPQ, we have invested for 60 years with a dual mandate: generate optimal long-term returns for our 48 depositors, who represent over 6 million Quebecers, and contribute to Québec’s economic development.

As a global investment group, we’re active in the major financial markets, private equity, infrastructure, real estate and private credit. As at December 31, 2025, La Caisse’s net assets totalled $517 billion. For more information, visit lacaisse.com or consult our LinkedIn or Instagram pages.

La Caisse is a registered trademark of La Caisse de dépôt et placement du Québec that is protected in Canada and other jurisdictions and licensed for use by its subsidiaries.

Cautionary Statement Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect current views with respect to, among other things, operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature and depend upon or refer to future results, events or conditions. The estimates, beliefs and assumptions of Brookfield, La Caisse and Boralex are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions.

In particular, statements regarding the Transaction contemplated by the Arrangement Agreement, including proposed timing and the various steps contemplated in respect of the Transaction and statements regarding the plans, objectives or intentions of Brookfield or La Caisse, are forward-looking statements. Forward-looking statements and information are based on Brookfield, La Caisse and Boralex’s beliefs, assumptions and expectations of their respective future performance, taking into account all information currently available to them. Such forward-looking statements and information are subject to risks and uncertainties and assumptions relating to their respective operations, financial results, financial condition, business prospects, growth strategy and liquidity.

Forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of Brookfield, La Caisse, or Boralex that could cause actual results to differ materially from those disclosed or implied by such forward-looking statements. Risks and uncertainties related to the Transaction contemplated by the Arrangement Agreement include, but are not limited to: the possibility that the Transaction will not be completed on the terms and conditions, or on the timing, currently contemplated, and that it may not be completed at all, due to a failure to obtain or satisfy, in a timely manner or otherwise, required regulatory, shareholder and court approvals and other conditions to the closing of the Transaction or for other reasons; the negative impact that the failure to complete the Transaction for any reason could have on the price of Boralex's securities or on its business; the failure to realize the expected benefits of the Transaction; the restrictions imposed on Boralex while the Transaction is pending; the business of Boralex may experience significant disruptions due to Transaction-related uncertainty, industry conditions or other factors; risks relating to employee retention; the risk of regulatory changes that may materially impact the business or the operations of Boralex; the risk that legal proceedings may be instituted against Brookfield or Boralex; significant transaction costs or unknown liabilities; and risks related to the diversion of management's attention from the Boralex’sits ongoing business operations while the Transaction is pending; and other risks and uncertainties affecting Brookfield, La Caisse or Boralex, including those considered in the sections dealing with risk factors and uncertainties appearing in Boralex's MD&A for the fiscal year ended December 31, 2025 as well as Brookfield’s reports filed with securities regulators in Canada and the United States.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, Brookfield, La Caisse or Boralex undertake no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

For more Information

Boralex

MEDIA	INVESTOR RELATIONS
Camille Laventure Senior Advisor, Public Affairs and External Communications Boralex Inc. 438 883-8580 camille.laventure@boralex.com	Stéphane Milot Vice President, Investor Relations and Financial Planning and Analysis Boralex Inc. 514 213-1045 stephane.milot@boralex.com

Brookfield

MEDIA	INVESTOR RELATIONS
Simon Maine Brookfield +1 332 298 0447 simon.maine@brookfield.com	Alex Jackson Brookfield Renewable Partners +1 647 484 8525 alexander.jackson@brookfield.com Jason Fooks Brookfield Asset Management +1 212 417 2442 jason.fooks@brookfield.com

La Caisse

MEDIA
Media Relations Team La Caisse +1 514 847-5493 medias@lacaisse.com

1Combined is a non-GAAP financial measures and does not have a standardized definition under IFRS, and may therefore not be comparable to similar measures used by other companies.
2 Figures in brackets indicate results on a Combined basis as opposed to a Consolidated basis.